Exhibit 99.1

PREPAID CARD HOLDINGS, INC. CHANGES NAME TO PREPAYD, INC.
STOCK SYMBOL AND BUSINESS TO REMAIN THE SAME

NEWPORT BEACH, Calif. May 15, 2011 Prepaid Card Holdings, Inc. (OTC:PPDC.PK  -
News) announced today that it has changed its name to PrepaYd, Inc. effective today. The Company has notified FINRA of the corporate action and has received notification from FINRA that the company's name change will take effect on May 12th 2011. The purpose of the name change is to match the Company's new brand, "PrepaYd", and to reflect the expansion of the Company's business plan to provide additional prepaid products besides prepaid debit cards.

About PrepaYd, Inc. FKA Prepaid Card Holdings, Inc.

PrepaYd , Inc. is a provider of financial services in the prepaid debit card industry. The company, through its wholly owned subsidiary, offers prepaid debit cards to America's estimated 60 million underbanked citizens. In addition to the underbanked consumer demographic, small and mid-size businesses have found a much needed product with the company's Prepaid Business Expense Card Program. With the diminishing credit card markets, companies need a new way to fund employees' expenses other than through traditional credit cards or cash reimbursements. For more information about Prepaid Card Holdings, Inc. visit www.PrepaYdInc.com .

FORWARD-LOOKING SAFE HARBOR STATEMENT: To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties and the company assumes no obligation to update any of the forward-looking statements in this release.

Contact:
PrepaYd Inc.
Nona Vahdat, Investor Relations
949-553-9044 ext 221